Exhibit 10.15

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into effective as of November 17, 2015, by and among SILICON VALLEY BANK, a California corporation (“Bank”), and RMG NETWORKS HOLDING CORPORATION, a Delaware corporation, RMG NETWORKS, INC., a Delaware corporation, RMG ENTERPRISE SOLUTIONS, INC., a Delaware corporation, RMG NETWORKS LIMITED, a corporation formed under the laws of the United Kingdom, and RMG NETWORKS MIDDLE EAST, LLC, a Nevada limited liability company (collectively, “Borrower”).

RECITALS

A.

Bank and Borrower entered into that certain Loan and Security Agreement dated October 13, 2015 (as amended from time to time, the “Loan Agreement”).

B.

Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.

Bank and Borrower have agreed to amend the definition of “Borrowing Base” to correct a scrivener’s error.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.

Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.

Amendment to Loan Agreement

2.1

Definition of “Borrowing Base”.  The definition of the term “Borrowing Base” set forth in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Borrowing Base” is the sum of (a) eighty percent (80%) of Eligible Accounts, plus (b) the lesser of (i) seventy percent (70%) of Eligible Foreign Accounts, or (ii) $500,000, all as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value; any such change to be effective not earlier than five (5) Business Days following written notice by Bank to Borrower describing the reduction and reason(s) therefor.  Notwithstanding the foregoing, Eligible Accounts due and owing to RMG Network Limited shall be excluded from the Borrowing Base until such time as the Debenture has been executed and Bank has a first priority, perfected security interest or other enforceable Lien in such Eligible Accounts under all applicable laws.

2.2

Limitation of Amendment.  The amendment set forth in Section 2.1, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed (a) to be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) to otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.

Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

4.

Effectiveness.  This Amendment shall be effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

5.

Binding Loan Agreement.  This Amendment shall be binding upon, and shall inure to the benefit of, the parties’ respective representatives, successors and assigns.

6.

Further Assurances.  The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Bank, to effect the transactions contemplated hereby and the liens and/or security interests of all other collateral instruments, as modified by this Amendment.  Borrower also agrees to provide to Bank such other documents and instruments as Bank reasonably may request in connection with the modification effected hereby.

7.

Enforceability.  In the event the enforceability or validity of any portion of this Amendment, the Loan Agreement or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal law or law of the State of Texas would uphold or would enforce such challenged or questioned provision.

8.

Choice of Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

9.

Future Amendments.  This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.  Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL LOAN AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

RMG NETWORKS HOLDING CORPORATION, a Delaware corporation

By:
Name:	Jana Bell
Title:	EVP & CFO

RMG NETWORKS, INC., a Delaware corporation

By:
Name:	Jana Bell
Title:	CFO

RMG ENTERPRISE SOLUTIONS, INC., a Delaware corporation

By:
Name:	Jana Bell
Title:	CFO

RMG NETWORKS MIDDLE EAST, LLC, a Nevada limited liability company

By:
Name:	Jana Bell
Title:	CFO

RMG NETWORKS LIMITED, a corporation formed under the laws of the United Kingdom

By:
Name:	Jana Bell
Title:	Director

BANK:

SILICON VALLEY BANK

By:
Name:	Jennifer Bentley
Title:	Vice President